UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10 2025, Mr. Ronald F. Dutt notified the board of directors (the “Board”) of Flux Power Holdings, Inc. (the “Company”) of his decision to retire and resign from his position as director, Chairman of the Board, Chief Executive Officer and President of the Company and its wholly owned subsidiary, Flux Power, Inc. (“Flux Power”), effective March 10, 2025 (the “Resignation Date”). Mr. Dutt’s stepping down is for personal reasons and not due to any disagreement with the Company’s management team or the Company’s Board on any matter relating to the operations, policies or practices of the Company or any issues regarding the Company’s accounting policies or practices.

In connection with Mr. Dutt’s retirement, the Board appointed Mr. Dale T. Robinette as the new Chairman of the Board, effective March 10, 2025. Mr. Robinette currently serves as an independent director, lead independent director, chairperson of the Compensation Committee, and a member of both the Audit Committee and the Nominating and Governance committee. In addition, the Board appointed Mr. Krishna Vanka as the director, Chief Executive Officer and President of the Company and Flux Power, effective March 10, 2025.

Mr. Vanka’s Business Experience

Krishna Vanka, age 42. Mr. Vanka has over 18 years of experience in building, scaling, managing and transforming technology companies in sectors including renewable energy, electric vehicle charging, and others. Mr. Vanka has served as SVP & Chief Digital Officer (CEO of Digital Division) at Fluence Energy, Inc. (Nasdaq: FLNC), from August 2022 to January 2024. In this role, he was responsible for the company’s strategic growth, profitability, and operational execution, achieving a 300% increase in Annual Recurring Revenue (ARR) and overseeing a fivefold expansion in Assets Under Management (AUM). He played a key role in integrating product lines of two cloud-based software offerings, Mosaic and Nispera, into a unified platform, driving innovation in Fluence’s software offerings, including Battery Management Systems (BMS), IoT devices, and Core OS. Mosaic was recognized for its state-of-the-art machine learning algorithms and AI-driven capabilities, winning Time magazine’s 2022 Best Innovations award in the software category. Prior to joining FLNC, Mr. Vanka was a founding team member and Chief Product Officer at InCharge Energy from November 2020 to August 2022, where he led product development and technology strategy for EV fleet charging solutions. From April 2018 to November 2020, he was the founder and Chief Executive Officer of MyShoperoo Inc, an enterprise-focused on-demand shopping platform that optimized last-mile delivery efficiency through intelligent aggregation algorithms. Mr. Vanka holds a Bachelor of Applied Science in Computer Engineering from the University of Ottawa and an MBA from Georgia State University. He has also completed executive leadership programs at UC Berkeley, including coursework in Artificial Intelligence for Business Strategies.

Employment Agreement with Mr. Vanka

On March 10, 2025, the Company entered into an executive employment agreement with Mr. Vanka, pursuant to which he will serve as the Chief Executive Officer and President of the Company (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Vanka will receive an annual base salary of $400,000, subject to annual performance reviews by the Board or Compensation Committee. As an initial incentive for achieving key financial milestones, Mr. Vanka will be awarded a cash bonus of $100,000 if the Company’s average EBITDA is net positive over the next nine months (end of the calendar year). Beginning fiscal year 2026, Mr. Vanka will have the ability to achieve a cash bonus of up to 150% of base salary based on budget performance goals as determined by the Board or the Compensation Committee. Beginning fiscal year 2026, Mr. Vanka will be granted time-based restricted stock units (“Time RSUs”) equivalent to 50% of his base salary, vesting in three (3) equal annual installments over three (3) years. He will also be eligible for performance-based restricted stock units (“PSUs”), with a target of 50% of his base salary and a maximum of 150%, based on budget performance goals. Any earned PSUs will cliff-vest on the third (3rd) anniversary of the grant date.

Additionally, the Employment Agreement provides that, Mr. Vanka may be terminated at any time by the Company with or without cause. If Mr. Vanka is terminated without cause or upon a Change in Control (as defined in the Employment Agreement), he will receive: (a) twelve (12) months of base salary paid in a lump sum; and (b) twelve (12) months of continued life, medical, and dental insurance coverage, with the Company covering the cost subject to the same employee contribution as active employees. Additionally, in the event of a Change in Control termination, Time RSUs and any PSUs, for which the performance criteria are satisfied, will be subject to double-trigger acceleration. Mr. Vanka is subject to a non-compete obligation during the term of his employment and confidentiality obligations that extend beyond termination. The Employment Agreement also includes other customary clauses and arrangements.

Except as otherwise disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Mr. Vanka was appointed as director and Chief Executive Officer of the Company. There are also no family relationships between Mr. Vanka and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, Mr. Vanka has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full terms of the agreements, which is attached as Exhibits 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Employment Agreement and Separation and Release with Mr. Dutt

To ensure a smooth transition, on March 10, 2025, the Company entered into an Amendment to Mr. Dutt’s Amended and Restated Employment Agreement, dated February 17, 2021 (the “Amendment to Dutt Employment Agreement,” and together with the Amended and Restated Employment Agreement, the “Dutt Employment Agreement”). Under this amendment, Mr. Dutt may provide services and answer questions on an as-needed basis as a senior advisor and will be compensated based on his current monthly salary in the amount of $32,187.50 through March 2025, unless terminated earlier pursuant to its terms. Mr. Dutt will report to the Chief Executive Officer or his designee.

In addition, the Company and Mr. Dutt also agreed to enter into separation and release agreement (“Separation Agreement”), which includes the contemplated terms of the payments and benefits in exchange for the release and other agreements set forth therein (the “Severance Benefits”) with Mr. Dutt, including: (a) a cash severance payment of $386,250.02, equivalent to twelve (12) months of his base salary as of the Resignation Date to be paid pro ratably over twelve (12) months; and (b) a monthly cash payment for twelve (12) months in an amount of $4,034.20 for health insurance coverage. Mr. Dutt’s Separation Agreement includes a customary general release of claims in favor of the Company and certain related parties.

The foregoing summaries of the Amendment to Dutt Employment Agreement and Separation Agreement are qualified in their entirety by reference to the full terms of the agreements, which are attached as Exhibits 10.2 and Exhibit 10.3, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.08 Shareholder Director Nomination.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 7.01. Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing the appointment of Mr. Krishna Vanka as Chief Executive Officer, President and Director of the Company, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

On March 6, 2025, the Board of the Company established May 28, 2025 as the date of the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) which will be held virtually online by means of remote communication. The record date for the 2025 Annual Meeting is April 8, 2025. Stockholders owning the Company’s common stock at the close of business on the record date, or their legal proxy holders, are entitled to vote at the 2025 Annual Meeting. The Company however reserves the right to change the record date or the meeting date.

Because the date of the 2025 Annual Meeting is being advanced by more than 30 days from the anniversary date of the Company’s 2024 Annual Meeting of Stockholders (“2024 Annual Meeting”), the deadline for stockholders nominations or proposals for consideration at the 2025 Annual Meeting set forth in the Company’s 2024 Proxy Statement no longer applies. As such, the Company is filing this Current Report on Form 8-K to inform stockholders of this change and to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is delivered to or mailed to and received by the Company’s Secretary at Flux Power Holdings, Inc., 2685 S. Melrose Drive, Vista, California 92081 not later than the close of business on March 25, 2025, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials. Such proposals must comply with all applicable procedures and requirements of Rule 14a-8.

Any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the 2025 Annual Meeting other than in accordance with Rule 14a-8 or otherwise must similarly make sure that such nomination or proposal and related notice, including any notice on Schedule 14N, comply with all applicable SEC rules, Nevada corporate and the Company’s Amended and Restated Bylaws, and are delivered to, or mailed and received at, the Company’s principal executive offices on or before the close of business on March 25, 2025. Any director nominations and stockholder proposals received after the March 25, 2025 deadline will be considered untimely and will not be considered for inclusion in the proxy material for the 2025 Annual Meeting nor will it be considered at the 2025 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Executive Employment Agreement with Krishna Vanka
10.2	Amendment to the Amended and Restated Employment Agreement with Ronald F. Dutt
10.3	Separation and Release Agreement with Ronald F. Dutt
99.1	Press Release dated March 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

By:	/s/ Kevin Royal
Kevin Royal, Chief Financial Officer

Dated: March 10, 2025